UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 4, 2009

Ricky's Board Shop, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149405	20-5605395
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 East Park Blvd
Plano Texas 75074
(Address of principal executive offices, including zip code)

(505) 470-6990
(Registrant’s telephone number, including area code)

Former Address if changed since last filing:

9107 N. County Holmes, Blvd. Suite 1
Spokane, WA 99218-2069

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On December 4, 2009,  the Registrant elected the following officers and directors to the offices set forth after their names:

            Claudio Scola----Chairman of the Board of Directors and President.

            Luigi Cramico---Chief Executive Officer and Director

            Lawrence M. Gress--Chief Financial Officer and Director

The Registrant's two existing Board members remain on the Board.

The backgrounds of the new officers and directors are as follows:

Luigi Caramico, 44

From 2008 to 2009 Mr. Caramico was President of DRSLAB Inc. From 2006 to 2008 he was President of Intelligentias, Inc., From 2003 to 2006 he was the President, CEO and Cofounder of SysteamUS, Inc. the holding company of Systeam Italy SpA. From 1998 to 2003 he was Chief Technical Officer and Board Member of Systeam SpA. Mr. Caramico has expertise in advertising systems, DVD technologies, broadband and digital video processing. He has successfully patented a VOD video server and a DVD archiving system. In 1995 Mr. Caramico joined Stream SpA, a leading Italian pay-tv company. There he was responsible for a joint project with Microsoft for the localization and implementation of the Microsoft Interactive TV Platform (MiTV) working out of the Redmond (WA) Microsoft Campus. In 1984, he was co-founder partner and technical director of Studio Sistemi Grafici srl, a computer graphics company that created onscreen highlights and statistics for the Sunday afternoon Soccer games, and other programs for the Italian Broadcasting Company’s. (RAI1, La7 formerly Tele Montecarlo). He is member of IEEE and New York Academy of Sciences.

Claudio Scola, 69.

Mr. Scola founded  Kattegat in 2006.  In 1964 he received his degree in Economics at the Bocconi University in Milan with specialization in Science of Finance and Economic Politics. He founded in 1970 a Consulting Accounting Firm “Scola & Associati” which specialized in corporate finance and tax advice where he worked until 2005.   From 1970 to 1980 he was a member of  the County Council of Bergamo which was responsible for economic development in the county.  In 1975 he founded the software company Multeco Spa, among the first to introduce teleprocessing in the management of small and medium enterprises. Multeco, inter alia, specialized in development of the first applications of digital signal processing DSP into medical laboratory analysis and textile industries. From 1985 to 1994 he served as CEO for COBE Spa, a  financial and property management company in the municipality of Bergamo. From 1990 to 1994 he served on the board of Banca Provinciale Lombarda for the Sanpaolo Bank Group. Since 2002, he has acted as an advisor in merger and acquisition transactions and international taxation. He is member of the Italian association of CPA since 1975.

Lawrence Gress, 63.

Mr. Gress has been active in public company management and management advisory services for the past 31 years.  For the past six years he has been an independent consultant specializing in corporate finance for startups and turnarounds.  He previously managed a reverse merger, two initial public offerings and numerous private placement financings.  He was instrumental in arranging a $100 million private financing transaction for a startup cable television network.

Mr. Gress has served as an officer and director of three SEC registered reporting companies, the most recent being as CEO/CFO of AmeriComUSA, Inc., a California corporation specializing in Internet advertising and telecommunications technologies.

He holds an M.A. from the University of Northern Colorado and a B.A. from Colorado State College.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: December 4, 2009	RICKY'S BOARD SHOP, INC.
By: /s/ Luigi Caramico Luigi Caramico, Chief Executive Officer